EXHIBIT 32.2
GLOBAL CASH ACCESS HOLDINGS, INC.
CERTIFICATION
In connection with the periodic report of Global Cash Access Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, George Gresham, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: March 10, 2009	By:	/s/ George Gresham
George Gresham
Chief Financial Officer